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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 31, 2004
                                                         --------------

                              SANDSTON CORPORATION
             (Exact name of registrant as specified in its charter)

         Michigan                     0-21142                   38-2483796
         --------                     -------                   ----------
(State or other jurisdiction        (Commission                (IRS Employer
     of incorporation)              File Number)             Identification No.)

       40950 Woodward Avenue, Suite 304, Bloomfield Hills, Michigan 48304
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (248) 723-3010

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

         On March 31, 2004, NC Acquisition Corporation, a Michigan corporation, acquired substantially all of Nematron Corporation's assets in exchange for the forgiveness of subordinated debt of $4,400,000, accrued interest thereon of $1,060,000 and an assumption of all of Nematron's liabilities (see Item 2 below). As a result of the asset and liability sale, Nematron became a "public shell" with its only assets being $30,000 in retained cash. On April 1, 2004, Nematron executed a five-for-one reverse stock split of it's common stock, and then sold 5,248,257 post-split shares to Dorman Industries, LLC ("Dorman Industries"), a Michigan corporation with a principal address of 40950 Woodward Avenue, Suite 304, Bloomfield Hills, Michigan 48304. Dorman Industries is controlled by Mr. Daniel J. Dorman. On April 1, 2004, Nematron also changed its name to Sandston Corporation. Pursuant to the purchase of the shares by Dorman Industries, Dorman Industries owns 62.5% of the outstanding common stock of Sandston Corporation, and Mr. Dorman is one of three directors of Sandston Corporation.

         The purchase price for the 5,248,257 post-reverse split shares purchased by Dorman Industries was $50,000 cash and was not obtained through a bank loan, otherwise borrowed, or otherwise obtained for the specific purpose of acquiring the shares.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         On March 31, 2004, Nematron Corporation, subsequently renamed Sandston Corporation (see Item 1 above), sold all of its tangible and intangible assets, including its real estate, accounts, equipment, intellectual property, inventory, goodwill, and other intangibles, except for $30,000 in cash, (the "Net Asset Sale"), to NC Acquisition Corporation ("Purchaser") pursuant to an Asset Purchase Agreement dated March 31, 2001. Purchaser acquired substantially all of Nematron Corporation's assets in exchange for the forgiveness of subordinated debt of $4,400,000, accrued interest thereon of $1,060,000, and the assumption of all of Nematron's other liabilities. The total acquisition price of approximately $13,850,000, which is the amount of the liabilities assumed by Purchaser, exceeded the book value of Nematron's assets by approximately $3,850,000 at the date of the Net Asset Sale.

         Purchaser, an entity formed for the purpose of acquiring the assets and liabilities of Nematron, is believed to be owned and controlled by Nematron's subordinated debt lenders. Sandston believes that the ownership interest of Purchaser is proportional to the owners' percentage ownership of subordinated debt and accrued interest. The Purchaser's owners are believed to include a) North Coast Technology Investors, L.P., an entity of which Mr. Hugo Braun is a partner, b) Mr. Ronald C. Causley, c) Mr. Joseph Fitzsimmons, and d) three unrelated persons. North Coast Technology Investors is believed to own approximately 90% of NC Acquisition Corporation.



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         Mr. Hugo Braun is a former director of Nematron and, through North
Coast Technology Investors, was also its senior lender from July 15, 2003 to the date of the Net Asset Sale. Messrs. Causley and Fitzsimmons were directors of Nematron at the date of the Net Asset Sale, and Mr. Causley is the president of A-OK Controls Engineering, Inc., a wholly owned subsidiary of Nematron. Prior to the transaction, Mr. Braun beneficially owned 1,050,000 shares of Common Stock of Nematron; Mr. Causley owned 624,086 shares of Common Stock, and Mr. Fitzsimmons owned 45,000 shares of Common Stock.

         The Net Asset Sale was more fully described in Nematron's definitive proxy materials circulated to shareholders for its January 13, 2004 Annual Meeting of Shareholders and was approved by the shareholders at such meeting.



ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c)     Exhibits.

         2(a) Asset Purchase Agreement dated March 31, 2004 between NC Acquisition Corp., as Purchaser and Nematron Corporation, as Seller.

         99(a) Press Release announcing 5 for 1 reverse stock split, name change and sale of assets and liabilities.



                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereby duly authorized.



April 15, 2004                             Sandston Corporation

                                           /s/ Daniel J. Dorman
                                           --------------------
                                           By: Daniel J. Dorman
                                           Chairman


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                                  EXHIBIT INDEX


         2(a) Asset Purchase Agreement dated March 31, 2004 between NC Acquisition Corp., as Purchaser and Nematron Corporation, as Seller.


         99(a) Press Release announcing 5 for 1 reverse stock split, name change and sale of assets and liabilities.